EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Media Contact:	Investor Contact:
Evelyn Graham	Patricia Garrison	Rhonda Chiger
TorreyPines Therapeutics, Inc.	Rx Communications	Rx Communications
858-623-5665, x118	917-322-2567	917-322-2569
egraham@torreypinestherapeutics.com	pgarrison@RxIR.com	rchiger@RxIR.com

TorreyPines Therapeutics Initiates Phase I Clinical Trial of NGX426, a Novel Oral
Therapy for Migraine and Neuropathic Pain

SAN DIEGO, August 7, 2006 – TorreyPines Therapeutics, Inc. today announced that it has initiated a Phase I clinical trial for NGX426, a novel oral therapy that is intended to treat migraine and chronic pain conditions such as neuropathic pain. Designed as a double-blind, placebo-controlled, single ascending dose study, the Phase I trial will evaluate the safety, tolerability and pharmacokinetics of NGX426 in 30 healthy adult male and female volunteers at one center in the U.S. NGX426 is an oral prodrug of tezampanel, the company’s parenteral product candidate in development for migraine.

“The start of this clinical trial moves TorreyPines closer to its goal of building a strong, non-narcotic pain franchise to address the diverse and unmet needs of many pain sufferers,” said Neil Kurtz, M.D., President and Chief Executive Officer of TorreyPines. “By developing parenteral and oral routes of administration, we will have the ability to target multiple segments of the chronic pain market. We look forward to advancing our clinical programs for both NGX426 and tezampanel.”

Tezampanel and NGX426 are AMPA/kainate (AK) receptor antagonists that potentially offer a non-opioid, non-vascular approach to the management of migraine and other persistent pain states. Preclinical studies have shown that, following oral administration, NGX426 is rapidly converted to tezampanel. In May of this year, TorreyPines reported results of a Phase I trial with tezampanel that showed the compound was well tolerated when delivered subcutaneously to healthy adult males at single doses up to and including 100 mg. Five Phase IIa, double-blind, placebo-controlled studies have demonstrated that tezampanel, administered intravenously, was more effective than placebo in relieving pain symptoms across multiple pain models including migraine. The company is planning to initiate a Phase IIb trial with tezampanel, administered subcutaneously, for the treatment of migraine this year.

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About AK Receptor Antagonists

AK receptor antagonists selectively block transmission of pain signals mediated through the activation of glutamate receptors. These receptors play a critical role in the development of central sensitization phenomena -- a key component of many pain syndromes, including migraine and persistent pain states such as chronic neuropathic pain. Because they do not block opioid receptors, constrict blood vessels or interact with systems external to the central nervous system at dosages that are therapeutically relevant, the safety profile of AK antagonists may offer meaningful advantages over existing drugs.

About TorreyPines Therapeutics

TorreyPines Therapeutics, Inc. is a biopharmaceutical company that discovers and develops small molecule drugs to treat diseases and disorders of the central nervous system. Led by an accomplished management team, TorreyPines is leveraging novel drug targets and technologies to deliver new therapies for migraine, chronic pain, including neuropathic pain, and Alzheimer’s disease. Its therapies are intended to offer advantages over current therapies. On June 8, 2006, TorreyPines announced that it had entered into a definitive merger agreement with Axonyx Inc. (NASDAQ: AXYX). The resulting company will be named TorreyPines Therapeutics, Inc. and be headquartered in San Diego. Further information is available at www.torreypinestherapeutics.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), and have filed a registration statement on Form S-4 that contains a preliminary prospectus and a joint proxy statement, which has not been declared effective. Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials as they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Participants in the Solicitation

Axonyx and its directors and executive officers and TorreyPines Therapeutics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Axonyx is also included in Axonyx’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 16, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Axonyx at the address described above.

This press release contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between Axonyx and TorreyPines Therapeutics and the combined company resulting from the merger.

Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed merger may not ultimately close for any of a number of reasons, including, but not limited to, Axonyx not obtaining shareholder approval of the issuance of shares and warrants in the merger, the change in control resulting from the merger or the reverse split of Axonyx common stock; TorreyPines Therapeutics not obtaining shareholder approval of the merger, the possibility that NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ Stock Market or that the combined company will not be able to meet the continued listing requirements after the closing of the merger; that Axonyx and TorreyPines Therapeutics will forego business opportunities while the merger is pending; that prior to the closing of the proposed transaction, the businesses of the companies, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Axonyx and TorreyPines Therapeutics may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger.

Statements regarding TorreyPines Therapeutics’ product candidates are subject to risks and uncertainties regarding development, regulatory approval and commercialization. Risks and uncertainties that could materially affect Axonyx are described in the documents Axonyx files from time to time with the SEC, including Axonyx’s annual report on Form 10-K and the proxy statement/prospectus filed in connection with the proposed merger. Statements with regard to product candidates of either Axonyx or TorreyPines Therapeutics are subject to risks and uncertainties relating to development, regulatory approval and commercialization, including whether any preclinical studies or clinical trials, either ongoing or conducted in the future, will prove successful, and if successful, whether the results can be replicated; whether safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; whether pre-clinical results will be substantiated by ongoing or future clinical trials, if any, or whether any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication; whether any of its drug candidates will support an NDA filing, will be approved by the FDA or its equivalent,

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or if approved, will prove competitive in the market; or whether the necessary financing to support its drug development programs will be available. Neither Axonyx nor TorreyPines Therapeutics undertakes any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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